THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                                WARRANT AGREEMENT

      This Warrant Agreement (the "AGREEMENT") dated as of March 4, 2004 between 5G Wireless Communications, Inc., a Nevada corporation (the "COMPANY"), and _________ ("HOLDER").

      WHEREAS, Holder has lent the Company, through a promissory note, an aggregate amount of _______ Thousand Dollars ($___,000) (the "NOTE") pursuant to a certain Note and Warrant Purchase Agreement, entered into of even date herewith (the "NOTE AND WARRANT AGREEMENT") by and between the Company and Holder. Terms used but not otherwise defined herein shall have the meaning set forth in the Note and Warrant Agreement.

      WHEREAS, pursuant to the Note and Warrant Agreement, the Company wishes to grant Holder a warrant (the "WARRANT") to purchase an amount equal to forty percent (40%) of the amount invested pursuant to the Note and Warrant Agreement (in this case ________ Dollars ($___,000)) worth of the Capital Stock of the Company at the Exercise Price described herein.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1. Issuance of Warrant Certificate. The Warrant certificate to be delivered pursuant to this Agreement (the "WARRANT CERTIFICATE") shall be executed on behalf of the Company by its Chief Executive Officer, President, or any Vice President and attested by its corporate Secretary or one of its assistant Secretaries.

2. Right to Exercise Warrant. Each Warrant may be exercised from the date of this Agreement until 11:59 P.M. (Pacific Standard Time) on March 4, 2006 (the "EXPIRATION DATE") pursuant to the provisions set forth in this Agreement. Each Warrant not exercised on or before the Expiration Date shall expire. Subject to the provisions of this Agreement, Holder shall have the right to exercise this Warrant into, and the Company shall issue and sell to Holder, Company Common Stock at a price per share equal to the lesser of (a) the average closing bid price on the OTC Bulletin Board on the five (5) trading days preceding the Closing, or (b) the average closing bid price on the OTC Bulletin Board on the fifteen (15) trading days preceding the date of exercise (the "EXERCISE PRICE").

      Upon surrender of such Warrant Certificate and payment of the Exercise Price by either cash or cashless exercise ("NET ISSUE EXERCISE"), the Company shall cause the number of Shares to be issued and delivered promptly to Purchaser. In the event that upon any exercise of the Warrant evidenced hereby, the number of Shares purchased upon exercise shall be less than the total number of Shares underlying the Warrant there shall be issued to the Holder a new Warrant Certificate evidencing the number of Shares not purchased. The Warrant evidenced by a Warrant Certificate shall be exercisable at the election of the holder thereof, subject to the provisions of Section 4 hereof.

      (a) Cash Exercise. The Warrant may be exercised by the holder by (i) the surrender of the Warrant Certificate to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Shares specified in the Notice of Exercise in lawful money of the United States of America. The Company agrees that such Shares shall be deemed to be issued to the Holder as the record holder of such Shares as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for the Shares as aforesaid. A stock certificate or certificates for the Shares specified in the Notice of Exercise shall be delivered to the holder as promptly as practicable, and in any event within 10 days, thereafter. No adjustments shall be made on the Shares issuable on the exercise of the Warrant for any cash dividends paid or payable to holders of record of Common Stock or Capital Stock, as applicable, prior to the date as of which the Holder shall be deemed to be the record holder of the Shares.

      (b) Net Issue Exercise. In lieu of exercising the Warrant pursuant to
Section 2(a), the holder may elect to receive, without the payment by the holder of any additional consideration, shares equal to the value of the Warrant, or any portion thereof, by the surrender of the Warrant Certificate to the Company, with the Notice of Exercise annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the holder such number of fully paid and nonassessable shares of Common Stock or Capital Stock, as applicable, as is computed using the following formula:


   X = Y (A-B)
       ------
         A

            where

   X  =     the number of Shares to be issued to the holder pursuant to this
            Section 2(b).

   Y  =     the number of Shares otherwise issuable under the Warrant
            Certificate or, if only a portion of the Warrant is being exercised, the portion of the Warrant Certificate being surrendered (as adjusted to the date of such calculation).

   A  =     if for Common Stock, the closing stock price of one share of
            Common Stock as reported by the OTC Bulletin Board on the trading day immediately prior to the date the Company receives the Notice of Election, or if for Capital Stock, the fair market value of one share of Capital Stock as determined by the Company's Board of Directors on the business day immediately prior to the date the Company receives the Notice of Election.

   B  =     the Exercise Price in effect under the Warrant at the time the Net Issue Election is made pursuant to this Section 2(b).

      3. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury for the purpose of enabling it to satisfy any obligation to issue Common Stock upon exercise of the Warrant, the full number of shares of Common Stock deliverable upon the exercise of the Warrant. The Company covenants that all shares of Common Stock which may be issued upon exercise of the Warrant will be validly issued, fully paid and nonassessable.

      4. Registration under the Securities Act of 1933 (the "ACT"). Holder represents and warrant to the Company that Holder is acquiring the Warrant for investment and with no present intention of distributing or reselling any of the Warrant. The Common Stock to be issued upon exercise hereof and the certificate or certificates evidencing any such shares shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

      Certificates for the Warrant or the Common Stock shall also bear such legends as may be required from time to time by law.

      5. Adjustment of Exercise Price and Number of Shares and Class of Capital Stock Purchasable. The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant are subject to adjustment from time to time as set forth in this Section 6.

      (a) Adjustment for Change in Capital Stock. If the Company: pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock; subdivides its outstanding shares of Common Stock into a greater number of shares; combines its outstanding shares of Common Stock into a smaller number of shares; makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or issues by reclassification of its shares of Common Stock any shares of such capital stock; then the number and classes of shares of Common Stock purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

      (b) Consolidation, Merger or Sale of the Company. If the Company is a party to a consolidation, merger or transfer of assets that reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company obligations under this Agreement. Upon consummation of such transaction the Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets that the holder of the Warrant would have owned immediately after the consolidation, merger or transfer if such holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section.

      6. Notices to Company and Holder. Any notice or demand authorized by this Agreement to be given or made by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given in compliance with the Note and Warrant Agreement.

      7. Supplements and Amendments. The Company and Holder may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Holder may deem necessary or desirable.

      8. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

      9. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all proposes shall be governed by and construed in accordance with the laws of said State.

      10. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

HOLDER                                        5G Wireless Communications, Inc.

Address:                                      5G Wireless Communications, Inc.
         -----------------------------
                                              4136 Del Rey Ave.
                                              Marina Del Rey, California 90292



Telephone:                                    Telephone:         (310) 754-3784
--------------------------------------

Facsimile:                                    Facsimile:         (310) 754-4004
--------------------------------------

email:

                         5G WIRELESS COMMUNICATIONS INC.

                               WARRANT CERTIFICATE


NO. _____

      This Warrant Certificate certifies that _________ ("HOLDER"), or his registered assigns, is the registered holder of a warrant (the "WARRANT"), which shall expire on March 4, 2006 (the "EXPIRATION DATE"). The Warrant entitles Holder to purchase from the Company before 11:59 p.m. (Pacific Standard Time) on the "EXPIRATION DATE" _______ Dollars ($___,000) worth of fully paid and nonassessable shares of Common Stock, at the Exercise Price for each Share, subject to adjustment in certain events (the "EXERCISE PRICE"), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, subject to the terms and conditions set forth herein. As used herein, "SHARE" or "SHARES" refers to the Common Stock and, where appropriate, to the other securities or property issuable upon exercise of the Warrant as provided for in the Warrant Agreement (as defined below) upon the happening of certain events. Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Warrant Agreement.

      The Exercise Price and the number of Shares purchasable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. In the event that upon any exercise of the Warrant evidenced hereby, the number of Shares purchased shall be less than the total number of Shares underlying the Warrant evidenced hereby, there shall be issued to the holder hereof or his or her assignee a new Warrant Certificate evidencing the number of Shares not purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of the Warrant.

      The Warrant may not be exercised after 11:59 P.M. (Pacific Standard Time) on the Expiration Date. The Warrant evidenced hereby shall thereafter be void.

      The Warrant evidenced by this Warrant Certificate is issued pursuant to a Warrant Agreement, dated as of March 4, 2004 (the "WARRANT AGREEMENT") duly executed by the Company and Holder. The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Warrant Certificates).

      The Company may deem and treat the person(s) registered in the Company's register as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary.

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
(III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

5G Wireless Communications, Inc.              Holder



________________________________              _________________________________


                                              _________________________________
                                              Printed Name and Title

                               NOTICE OF EXERCISE

To:  5 G WIRELESS COMMUNICATIONS INC.

The undersigned hereby elects to purchase _________________________ shares of Common Stock of 5 G WIRELESS COMMUNICATIONS, INC. ("Shares") pursuant to the terms of the attached Warrant Certificate, and (check the appropriate box):

      |_| tenders herewith payment for the purchase of ______________________ shares of Common Stock; and/or

      |_| elects to exercise Net Issue Exercise, as provided in Section 2(b) of the Warrant Agreement, for the purchase of ______________________ shares of Common Stock.

In exercising the Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:

             ---------------------------------------

             ---------------------------------------

             ---------------------------------------

Please issue a new Warrant Certificate for the unexercised portion of the attached Warrant Certificate in the name of the undersigned or in such other name(s) as is specified below:

             ---------------------------------------

             ---------------------------------------

HOLDER:

----------------------------------      ------------------------------------
Signature of Holder                     Date


----------------------------------      ------------------------------------
Printed Name of Holder                  Amount of Payment